UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2013

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

001-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

16 New England Executive Park, Suite 200, Burlington MA 01803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, MicroFinancial Incorporated (“MicroFinancial” or the “Company”) held its 2013 Special Meeting of Stockholders in Lieu of Annual Meeting (the “Meeting”). Four proposals were before the Meeting: (1) The election of two directors, Peter R. Bleyleben and Richard F. Latour, each to serve until the 2016 annual meeting and until their successors are elected and have qualified; (2) an advisory vote to approve the compensation of the Company’s executive officers; (3) an advisory vote to indicate a preference for the frequency of future advisory votes on the Company’s executive compensation; and (4) the ratification of the selection of McGladrey LLP as independent auditors for MicroFinancial for 2013.

Only stockholders of record as of the close of business on April 2, 2013 were entitled to vote at the Meeting. As of April 2, 2013, 14,501,080 shares of common stock of the Company were outstanding and entitled to vote at the Meeting. At the Meeting, 13,922,300 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

At the Meeting, each of the director nominees were elected; the advisory vote to approve the compensation of the Company’s executive officers and the ratification of the selection of the Company’s independent auditors were both approved; and a majority of votes cast were cast in favor of holding future advisory votes on executive compensation every year. The votes with respect to the proposals are set forth below.

(1) Elect Two Directors to Serve until the 2016 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes

Peter R. Bleyleben	8,713,924	3,187,280	2,021,096

Richard F. Latour	8,710,405	3,190,799	2,021,096

(2) Advisory vote to approve the compensation of the Company’s executive officers:

For	Against	Abstain	Broker Non-Votes

8,363,367	3,499,542	38,295	2,021,096

(3) Advisory vote on the frequency of future advisory votes on executive compensation:

Every year	Every 2 years	Every 3 years	Abstain	Broker Non-Votes

10,750,328	28,212	943,055	179,609	2,021,096

(4) Ratify the appointment of McGladrey LLP as independent auditors for MicroFinancial for 2013:

For	Against	Abstain

13,811,333	52,713	58,254

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED
Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: May 13, 2013